Exhibit 10.2

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Senior Subordinated Notes Supplemental Indenture”), dated as of August 25, 2005, among Penton Media, Inc., a Delaware corporation (“Penton”), the Guarantors signatory hereto (the “Guarantors”), The Bank of New York Trust Company, N.A., a national banking association, as successor trustee (the “Trustee” or “Successor Trustee”), and The Bank of New York, a New York banking corporation, as resigning trustee (the “Trustee” or the “Resigning Trustee”), to the Indenture, dated as of June 28, 2001 (the “Senior Subordinated Notes Indenture”), which provided for the issuance of the 10.375% Senior Subordinated Notes due 2011 (the “Securities”).

W I T N E S S E T H :

WHEREAS, Section 9.1 of the Senior Subordinated Notes Indenture provides, among other things, that Penton and the Trustee may modify or amend the Senior Subordinated Notes Indenture without the consent of the Holders of the outstanding Securities to, including, without limitation, add new Guarantors;

WHEREAS, the execution of this First Senior Subordinated Notes Supplemental Indenture has been duly approved and authorized by the Board of Directors of Penton and the Guarantors and all other necessary corporate action on the part of Penton and the Guarantors;

WHEREAS, Penton and the Guarantors have furnished, or caused to be furnished, to the Trustee, and the Trustee has received, an Officers’ Certificate and Opinion of Counsel stating, among other things, that this First Senior Subordinated Notes Supplemental Indenture is authorized or permitted by the Senior Subordinated Notes Indenture;

WHEREAS, on December 17, 2002, Penton sold the outstanding shares of common stock of Streaming Media, Inc., one of the subsidiary guarantors party to the Senior Subordinated Notes Indenture, to an unaffiliated third party;

WHEREAS, on January 7, 2003, Boardwatch Incorporated, one of the subsidiary guarantors party to the Senior Subordinated Notes Indenture, changed its name to PMI Two, Inc.;

WHEREAS, on April 2, 2003, PTS Delaware, Inc., one of the subsidiary guarantors party to the Senior Subordinated Notes Indenture, changed its name to PMI Three, Inc.;

WHEREAS, on December 31, 2004, each of the following subsidiary guarantors party to the Senior Subordinated Notes Indenture were merged with and into Penton: Stardust.com, PMI Three, Inc., Tech Conferences, Inc., Healthwell.com, Inc. and Donohue Meehan Publishing Company;

WHEREAS, on December 31, 2004, each of the following subsidiary guarantors party to the Senior Subordinated Notes Indenture were merged with and into Internet World Media, Inc., a subsidiary guarantor party to the Senior Subordinated Notes Indenture: One, Inc., PMI Two, Inc. and Penton Internet, Inc.;

WHEREAS, Penton acquired the capital stock of DVGM & Associates, a California corporation (“DVGM”), on August 8, 2005 and desires to add DVGM as a subsidiary guarantor under the Senior Subordinated Notes Indenture;

WHEREAS, Section 7.8 of the Senior Subordinated Notes Indenture provides that the Trustee may at any time resign by giving written notice of such resignation to the Company, effective upon the acceptance by a successor Trustee of its appointment as a successor Trustee;

WHEREAS, Section 7.8 of the Senior Subordinated Notes Indenture provides that, if the Trustee shall resign, Penton shall promptly appoint a successor Trustee;

WHEREAS, Section 9.1 of the Senior Subordinated Notes Indenture provides that any successor Trustee appointed in accordance with the Senior Subordinated Notes Indenture shall execute, acknowledge and deliver to Penton and to its predecessor trustee an instrument accepting such appointment under the Senior Subordinated Notes Indenture, and thereupon the resignation of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of the predecessor trustee;

WHEREAS, pursuant to Section 2.3 of the Senior Subordinated Notes Indenture, the Resigning Trustee was appointed Registrar and Paying Agent;

WHEREAS, Penton desires to appoint the Successor Trustee as Trustee, Paying Agent and Registrar to succeed Resigning Trustee in such capacities under the Senior Subordinated Notes Indenture; and

WHEREAS, the Successor Trustee is willing to accept such appointment as successor Trustee, Paying Agent and Registrar under the Senior Subordinated Notes Indenture.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Penton, the Guarantors, the Resigning Trustee and the Successor Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE 1

Agreement

Section 1.1 Definitions. Capitalized terms used but not otherwise defined in this First Senior Subordinated Notes Supplemental Indenture have the meanings ascribed thereto in the Senior Subordinated Notes Indenture.

Section 1.2 Additional Guarantor. DVGM shall be (i) a Guarantor under the Senior Subordinated Notes Indenture and (ii) bound by and subject to the terms and conditions of the Senior Subordinated Notes Indenture applicable to a Guarantor.

Section 1.3 Former Guarantors. The Trustee acknowledges that each of the following former subsidiary guarantors of the Securities no longer exists and has no further obligations under the Senior Subordinated Notes Indenture: Stardust.com, PMI Three, Inc. (formerly known as PTS Delaware, Inc.), Tech Conferences, Inc., Healthwell.com, Inc., Donohue Meehan Publishing Company, One, Inc., PMI Two, Inc. (formerly known as Boardwatch, Incorporated) and Penton Internet, Inc. The Trustee also acknowledges that Streaming Media, Inc. is no longer a subsidiary guarantor of the Securities and has no further obligations under the Senior Subordinated Notes Indenture.

Section 1.4 Trustee’s Acceptance. The Trustee hereby accepts this First Senior Subordinated Notes Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Senior Subordinated Notes Indenture.

ARTICLE 2

Resignation, Appointment and Acceptance

Section 2.1 Resigning Trustee. Pursuant to Section 7.8 of the Senior Subordinated Notes Indenture, the Resigning Trustee hereby notifies Penton that the Resigning Trustee is hereby resigning as Trustee, Paying Agent and Registrar under the Senior Subordinated Notes Indenture.

Section 2.2 Penton. Penton hereby accepts the resignation of the Resigning Trustee as Trustee, Paying Agent and Registrar under the Senior Subordinated Notes Indenture and hereby appoints the Successor Trustee as Trustee, Paying Agent and Registrar under the Senior Subordinated Notes Indenture to succeed to, and hereby vests the Successor Trustee with, all the rights, powers, duties and obligations of the Resigning Trustee under the Senior Subordinated Notes Indenture with like effect as if originally named as Trustee, Paying Agent and Registrar in the Senior Subordinated Notes Indenture.

Section 2.3 Successor Trustee. The Successor Trustee hereby accepts its appointment as successor Trustee, Paying Agent and Registrar under the Senior Subordinated Notes Indenture and accepts the rights, powers, duties and obligations of the Resigning Trustee as Trustee, Paying Agent and Registrar under the Senior Subordinated Notes Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee, Paying Agent and Registrar under the Senior Subordinated Notes Indenture.

ARTICLE 3

Miscellaneous

Section 3.1 Effect of Supplemental Indenture. Upon the execution and delivery of this First Senior Subordinated Notes Supplemental Indenture by Penton, the Guarantors and the Trustee, the Senior Subordinated Notes Indenture shall be supplemented in accordance herewith, and this First Senior Subordinated Notes Supplemental Indenture shall form a part of the Senior Subordinated Notes Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Senior Subordinated Notes Indenture shall be bound thereby.

Section 3.2 Senior Subordinated Notes Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Senior Subordinated Notes Indenture shall remain in full force and effect.

Section 3.3 Senior Subordinated Notes Indenture and First Senior Subordinated Notes Supplemental Indenture Construed Together. This First Senior Subordinated Notes Supplemental Indenture is an indenture supplemental to and in implementation of the Senior Subordinated Notes Indenture, and the Senior Subordinated Notes Indenture and this First Senior Subordinated Notes Supplemental Indenture shall henceforth be read and construed together.

Section 3.4 Conflict with Trust Indenture Act. If any provision of this First Senior Subordinated Notes Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required or deemed under the TIA to be part of and govern any provision of this First Senior Subordinated Notes Supplemental Indenture, such provision of the TIA shall control. If any provision of this First Senior Subordinated Notes Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Senior Subordinated Notes Indenture as so modified or to be excluded by this First Senior Subordinated Notes Supplemental Indenture, as the case may be.

Section 3.5 Severability. In case any provision in this First Senior Subordinated Notes Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.6 Benefits of First Senior Subordinated Notes Supplemental Indenture. Nothing in this First Senior Subordinated Notes Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Senior Subordinated Notes Indenture, this First Senior Subordinated Notes Supplemental Indenture or the Securities.

Section 3.7 Successors. All agreements of Penton in this First Senior Subordinated Notes Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Senior Subordinated Notes Supplemental Indenture shall bind its successors.

Section 3.8 Certain Duties and Responsibilities of the Trustee. In entering into this First Senior Subordinated Notes Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Senior Subordinated Notes Indenture and the Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 3.9 Governing Law. This First Senior Subordinated Notes Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 3.10 Multiple Originals. The parties may sign any number of copies of this First Senior Subordinated Notes Supplemental Indenture, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 3.11 Headings. The Article and Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.12 The Trustee. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this First Senior Subordinated Notes Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by Penton and the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this First Senior Subordinated Notes Supplemental Indenture to be duly executed as of the date first written above.

PENTON MEDIA, INC.

By: /s/ Preston L. Vice
Name: Preston L. Vice
Title: Secretary

INTERNET WORLD MEDIA, INC.

By: /s/ Preston L. Vice
Name: Preston L. Vice
Title: Secretary

DUKE INVESTMENTS, INC.

By: /s/ Preston L. Vice
Name: Preston L. Vice
Title: Secretary

DUKE COMMUNICATIONS INTERNATIONAL, INC.

By: /s/ Preston L. Vice
Name: Preston L. Vice
Title: Secretary

DVGM & ASSOCIATES

By: /s/ Preston L. Vice
Name: Preston L. Vice
Title: Secretary

THE BANK OF NEW YORK
as resigning trustee

By: /s/ Van K. Brown
Name: Van K. Brown
Title: Vice President

THE BANK OF NEW YORK TRUST COMPANY, N.A.
as successor trustee

By: /s/ Roxanne Ellwanger
Name: Roxanne Ellwanger
Title: Assistant Vice President